UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2017

1PM INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

333-203276	47-3278534
(Commission File No.)	(IRS Employer Identification No.)

312 S. Beverly Drive #3104, Beverly Hills, California
(Address of principal executive offices) (zip code)

(424) 253-9991
(Registrant’s telephone number, including area code)

______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 7.01. Regulation FD Disclosure.

The Company has received questions regarding the Company’s operations. The Company felt it was better to answer the questions through an 8-K instead emailing the individuals directly.

Q1. How much convertible debt does the company still have?

A1. The company currently has one note holder that is currently converting which has approximately $35,686.43 remaining. One other note holder has approximately $25,000 that may be converted around June 14, 2017. There are no other convertible notes that will become convertible until approximately October 2017.

Q2. When are your next filings due?

A2. Our 10-K is due on or about June 14, 2017 (with the extension). Our 10-Q for the 1st Quarter is due on or about July 22, 2017 and our 10-Q for the 2nd Quarter is due October 21, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1PM Industries, Inc.

Dated: May 10, 2017	By:	/s/ Joseph Wade
	Name:	Joseph Wade
	Title:	CEO

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